UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 12, 2024
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

This current report is neither an offer to sell nor a solicitation of an offer to buy any securities of Planet Fitness, Inc. (the “Company”) or any subsidiary of the Company.

Item 1.01	Entry into a Material Definitive Agreement.
General
On June 12, 2024 (the “Closing Date”), Planet Fitness Master Issuer LLC, a limited-purpose, bankruptcy remote, indirect subsidiary of the Company (the “Master Issuer”), completed its previously announced refinancing transaction, pursuant to which it issued $425 million in aggregate principal amount of Series 2024-1 5.765% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”) and $375 million in aggregate principal amount of Series 2024-1 6.237% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes” and together with the Class A-2-I Notes, the “Notes”) in an offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued in a securitization transaction pursuant to which substantially all of the Company’s revenue-generating assets in the United States are held by the Master Issuer and certain other limited-purpose, bankruptcy remote, wholly-owned direct and indirect subsidiaries of the Master Issuer that act as Guarantors of the Notes and that have pledged substantially all of their assets to secure the Notes.
The Notes were issued under an Amended and Restated Base Indenture dated as of February 10, 2022 (the “Base Indenture”), a copy of which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on February 10, 2022, as amended by the Supplement No. 1 to A&R Base Indenture dated as of the Closing Date (the “Base Indenture Amendment”), a copy of which is attached to this Form 8-K as Exhibit 4.1, and the related supplemental indenture dated as of the Closing Date (the “Series 2024-1 Supplement” and collectively with the Base Indenture and the Base Indenture Amendment, the “Indenture”) and a copy of the Series 2024-1 Supplement, which is attached to this Form 8-K as Exhibit 4.2, each between the Master Issuer and Citibank, N.A., as trustee (in such capacity, the “Trustee”) and securities intermediary. The Indenture allows the Master Issuer to issue additional series of notes in the future subject to certain conditions.
Notes
While the Notes are outstanding, payments of principal and interest are required to be made on the Notes on a quarterly basis. The quarterly payments of principal on the Notes may be suspended in the event that the leverage ratio for the Company and its subsidiaries, including the securitization entities, is, in each case, less than or equal to 5.00x.
The legal final maturity date of the Notes is in June of 2054, but it is anticipated that, unless earlier prepaid to the extent permitted under the Indenture, the Class A-2-I Notes will be repaid in June of 2029 and the Class A-2-II Notes will be repaid in June of 2034. If the Master Issuer has not repaid or refinanced a tranche of Notes prior to its anticipated repayment date, additional interest will accrue on such tranche of Notes equal to the greater of (i) 5.00% per annum and (ii) a rate equal to the excess, if any, by which (a) the sum of (x) the yield to maturity (adjusted to a quarterly bond-equivalent basis) on such anticipated repayment date for such tranche of the United States treasury Security having a term closest to ten (10) years plus (y) 5.00%, plus (z) (1) with respect to the Series 2024-1 Class A-2-I Notes, 1.50% and (2) with respect to the Series 2024-1 Class A-2-II Notes, 2.00%, exceeds (b) the original interest rate.
The Notes are secured by the collateral described below under “Guarantees and Collateral.”
Guarantees and Collateral
Pursuant to the Guarantee and Collateral Agreement dated as of the August 1, 2018 (the “Guarantee and Collateral Agreement”), previously filed on Form 8-K on August 1, 2018, among Planet Fitness SPV Guarantor LLC, Planet Fitness Franchising LLC, Planet Fitness Assetco LLC and Planet Fitness Distribution LLC, each as a guarantor of the Notes (collectively, the “Guarantors”), in favor of Citibank, N.A., as trustee, the Guarantors guarantee the obligations of the Master Issuer under the Indenture and related documents and have secured the guarantee by granting a security interest in substantially all of their assets.
The Notes are secured by a security interest in substantially all of the assets of the Master Issuer and the Guarantors (collectively, the “Securitization Entities”). The assets of the Securitized Entities (the “Securitized Assets”) include substantially all of the Company’s revenue-generating assets in the United States, which principally consist of franchise-related agreements, certain corporate-owned store assets, equipment supply agreements and intellectual property and license agreements for the use of intellectual property. The pledge and collateral arrangements for the Master Issuer are included in the Base Indenture.
The Notes are obligations only of the Master Issuer pursuant to the Indenture and are unconditionally and irrevocably guaranteed by the Guarantors pursuant to the Guarantee and Collateral Agreement. Except as described below, neither the Company nor any subsidiary of the Company, other than the Securitization Entities, will guarantee or in any way be liable for the obligations of the Master Issuer under the Indenture or the Notes.

Management of the Securitized Assets
None of the Securitization Entities has employees. Each of the Securitization Entities entered into a Management Agreement dated as of August 1, 2018 (as amended on February 10, 2022, and as further amended on the Closing Date as set forth below, the “Management Agreement”), among the Securitization Entities, Planet Fitness Holdings, LLC, as manager, and Citibank, N.A. as trustee. The Management Agreement was amended by the Amendment No. 2 to the Management Agreement dated as of the Closing Date, a copy of which is attached to this Form 8-K as Exhibit 10.1.
Planet Fitness Holdings, LLC acts as the manager with respect to the Securitized Assets. The primary responsibilities of the manager are to perform certain franchising, distribution, intellectual property, operation of corporate-owned stores and other operational functions on behalf of the Securitization Entities with respect to the Securitized Assets pursuant to the Management Agreement. The manager is entitled to the payment of a regular management fee, as set forth in the Management Agreement, which includes reimbursement of certain expenses, and is subject to the liabilities set forth in the Management Agreement.
The manager manages and administers the Securitized Assets in accordance with the terms of the Management Agreement and, except as otherwise provided in the Management Agreement, the management standard set forth in the Management Agreement. Subject to limited exceptions set forth in the Management Agreement, the Management Agreement does not require the manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers under the Management Agreement if the manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.
Subject to limited exceptions set forth in the Management Agreement, the manager will indemnify each Securitization Entity, the trustee and certain other parties, and their respective officers, directors, employees and agents, for all claims, penalties, fines, forfeitures, losses, legal fees and related costs and judgments and other costs, fees and reasonable expenses that any of them may incur as a result of (a) the failure of the manager to perform its obligations under the Management Agreement, (b) the breach by the manager of any representation or warranty under the Management Agreement or (c) the manager’s negligence, bad faith or willful misconduct.
Covenants and Restrictions
The Notes are subject to a series of covenants and restrictions customary for transactions of this type, including (i) that the Master Issuer maintains specified reserve accounts to be used to make required payments in respect of the Notes, (ii) provisions relating to optional and mandatory prepayments and the related payment of specified amounts, including specified make-whole payments in the case of the Notes under certain circumstances, (iii) certain indemnification payments in the event, among other things, the transfers of the assets pledged as collateral for the Notes are in stated ways defective or ineffective and (iv) covenants relating to recordkeeping, access to information and similar matters. The Notes are also subject to customary rapid amortization events provided for in the Indenture, including events tied to failure to maintain a stated debt service coverage ratio, the sum of system-wide sales being below certain levels on certain measurement dates, certain manager termination events (including in certain cases a change of control of Planet Fitness Holdings, LLC), an event of default and the failure to repay or refinance the Notes on the applicable anticipated repayment date. The Notes are also subject to certain customary events of default, including events relating to non-payment of required interest, principal or other amounts due on or with respect to the Notes, failure to comply with covenants within certain time frames, certain bankruptcy events, breaches of specified representations and warranties, failure of security interests to be effective and certain judgments.
Use of Proceeds
A portion of the net proceeds of the offering has been or will be used to repay in full the Series 2018-1 Class A-2-II Notes, which as of March 31, 2024, had a principal balance of approximately $591 million, to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility and for general corporate purposes, which may include funding share repurchases by the Company.
The foregoing summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the complete copies of the Base Indenture Amendment dated the Closing Date, a copy of which is attached hereto as Exhibit 4.1, the Series 2024-1 Supplement dated the Closing Date, a copy of which is attached hereto as Exhibit 4.2, the Base Indenture dated February 10, 2022, which is filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company on February 10, 2022, the Guarantee and Collateral Agreement dated August 1, 2018, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 1, 2018, the Management Agreement dated August 1, 2018, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 1, 2018, the Amendment No. 1 to the Management Agreement dated February 10, 2022, which is filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 10, 2022 and the Amendment No. 2 to the Management Agreement dated the Closing Date, a copy of which is attached hereto as Exhibit 10.1, and each of which are hereby incorporated herein by reference. Interested parties should read the documents in their entirety.

Item 1.02	Termination of a Material Definitive Agreement.
The descriptions in Item 1.01 are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The descriptions in Item 1.01 are incorporated herein by reference.

Item 8.01	Other Events.
In connection with the completion of the securitization transaction, the Company issued a press release on the Closing Date, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Supplement No. 1 to A&R Base Indenture dated June 12, 2024, between Planet Fitness Master Issuer LLC, as Master Issuer, and Citibank, N.A., as Trustee and Securities Intermediary.
4.2	Series 2024-1 Supplement dated June 12, 2024, between Planet Fitness Master Issuer LLC, as Master Issuer, and Citibank, N.A., as Trustee and Series 2024-1 Securities Intermediary.
10.1
Amendment No. 2 dated June 12, 2024 to Management Agreement among Planet Fitness Master Issuer LLC, Planet Fitness SPV Guarantor LLC, certain subsidiaries of Planet Fitness Master Issuer LLC party thereto, Planet Fitness Holdings, LLC, as Manager, and Citibank, N.A., as Trustee.

99.1	Press Release dated June 12, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Thomas Fitzgerald
Name: Title:	Thomas Fitzgerald Chief Financial Officer
Dated: June 12, 2024